                                                                  EX-99.22(g)(1)

                     AMENDED AND RESTATED CUSTODY AGREEMENT

                  THIS AGREEMENT is made as of the 2nd day of July, 2001 by and between The Bank of New York, a New York corporation authorized to do a banking business ("Custodian"), and Nations Separate Account Trust, a Delaware business trust (the "Trust").

                               W I T N E S S E T H

                  WHEREAS, the Trust is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, by a Custody Agreement made as of the 19th day of October, 1998 (the "Original Custody Agreement") the Trust retained Custodian to serve as custodian for the Trust, on behalf of its portfolios listed on Schedule I (individually a "Portfolio" and collectively the "Portfolios") and to provide the services described therein, and Custodian agreed to serve and to provide such services; and

                  WHEREAS, the Trust and Custodian desire to amend and restate the Original Custody Agreement in a single agreement (hereinafter the "Agreement");

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and Custodian hereby agree as follows:

         1. APPOINTMENT. The Trust hereby appoints Custodian to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. Custodian accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 23 hereof. Custodian agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.

         The Trust may from time to time issue separate series or classes, and classify and reclassify shares of any such series or class. The Trust shall promptly specify to Custodian in writing such series or classes, or any reclassification and thereafter Custodian shall identify to each such series or class Property, as hereinafter defined, belonging to such series or class, and such reports, confirmations and notices to the Trust as are called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

         2. DELIVERY OF DOCUMENTS. The Trust has furnished Custodian with copies properly certified or authenticated of each of the following:

                  (a) votes of the Trust's Board of Trustees authorizing the appointment of Custodian as custodian of portfolio securities, cash and other property of the Trust, respectively, and approving and consenting to this Agreement;

                  (b) schedules identifying and containing the signatures of all of the Trust's officers and any other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Portfolios of the Trust;

                  (c) the Trust's current registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act (File Nos. 333-40265 and 811-08481), as filed with the Securities and Exchange Commission (the "SEC"), relating to the Portfolios' shares of beneficial interest, without par value (the "Shares");

                  (d) the current prospectus(es) and statement(s) of additional information of each of the Portfolios, including all amendments and supplements thereto (collectively the "Prospectuses"); and

                  (e) a copy of the opinion of counsel for the Trust, filed with the SEC as part of the Trust's current Registration Statement.

                  The Trust will furnish Custodian from time to time with copies, properly certified or authenticated, of all amendments of or supplements to any of the foregoing, if any.

         3.       DEFINITIONS.

                  (a) "Authorized Person". As used in this Agreement, the term "Authorized Person" means any of the Trust's officers, and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral and Written Instructions to Custodian on behalf of the Trust and listed on a schedule provided to Custodian pursuant to Section 2 of this Agreement. Authorized Persons duly authorized by the Board of Trustees of the Trust to buy and sell foreign currency on a spot and forward basis and options to buy and sell foreign currency are denoted by an asterisk thereon.

                  (b) "Book-Entry System". As used in this Agreement, the term "Book-Entry System" means the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934 (the "1934 Act").

                  (c) "Composite Currency Unit". Shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

                  (d) "Currency". Shall mean money denominated in a lawful currency of any country or the European Currency Unit.

                  (e) "FX Transaction". Shall mean any transaction for the purchase by one party of an agreed amount in one Currency against the sale by it to the other party of an agreed amount in another Currency.

                  (f) "Instructions". Shall mean instruction communications transmitted by appropriately safeguarded (whether by password protection or other means) electronic or telecommunications media including but not limited to S.W.I.F.T., LASER, computer-to-computer interface, dedicated transmission line and tested telex.

                  (g) "Oral Instructions". As used in this Agreement, the term "Oral Instructions" means oral instructions actually received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

                  (h) "Officer's Certificate". The term "Officer's Certificate" as used in this Agreement means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian signed or reasonably believed by Custodian to be signed by two officers of the Trust listed on a schedule provided to Custodian pursuant to
Section 2 of this Agreement.

                  (i) "Property". The term "Property", as used in this Agreement, means:

                           (i)      any and all securities and other property of
the Trust which the Trust may from time to time deliver to Custodian, as applicable, or which Custodian may from time to time hold for the Trust;

                           (ii)     all income in respect of any securities or
other property described in immediately preceding clause (i);

                           (iii)    all proceeds of sales of any of such
securities or other property described in preceding clause (i) actually received by Custodian; and

                           (iv)     proceeds of the sale of Shares received by
Custodian from time to time from or on behalf of the Trust.

                  (j) "Securities Depository". As used in this Agreement, the term "Securities Depository" shall not include any Eligible Securities Depository as defined in Paragraph 27B hereof and shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a vote of the Trust's Board of Trustees approving deposits by Custodian therein.

                  (k) "Written Instructions". As used in this Agreement, "Written Instructions" means instructions delivered by hand, mail, tested telegram, cable, telex, or facsimile sending device, and actually received by Custodian, signed or reasonably believed by Custodian to be signed by an appropriate number of Authorized Person(s), and the term Written Instructions shall also include Instructions, except that Instructions need not be signed or reasonably believed to be signed by any Authorized Person(s) where such Instructions are transmitted by Software pursuant to Paragraph 26A. A fax receipt or comparable confirmation of transmission of any Written Instructions shall be deemed evidence of actual receipt by Custodian.

         4. DELIVERY AND REGISTRATION OF THE PROPERTY. The Trust shall deliver or cause to be delivered to Custodian all securities and all monies owned by the Portfolios, including cash received for the issuance of Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any sub-custodian appointed, with approval of the Trust, by Custodian pursuant to Paragraphs 7, 27, or 28(g) hereof. Custodian will not be responsible for such securities and such monies until actually received by it. All securities delivered to Custodian or any such sub-custodian (other than in bearer form) shall be registered in the name of the Portfolio or in the name of a nominee of a Portfolio or in the name of Custodian or any nominee of Custodian (with or without indication of fiduciary status) or in the name of any sub-custodian or any nominee of such sub-custodian appointed, with approval of the Trust, pursuant to Paragraphs 7, 27, or 28(g) hereof or shall be properly endorsed and in form for transfer satisfactory to Custodian.

         5. VOTING AND OTHER RIGHTS. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Trust. Custodian's only duty with respect to such rights shall be to mail to the Trust within two (2) business days following receipt by Custodian any documents received by Custodian as custodian, including notices of corporate action, proxies, proxy soliciting materials and offering circulars, with any elections or proxies for securities registered in a nominee name executed by such nominee. In addition, Custodian shall provide notice of Custodian's receipt of such documents by electronic means (e.g., posting notice on LASER), as agreed between the parties. Where warrants, options, tenders or other securities have fixed expiration dates, the Trust understands that in order for Custodian to act, Custodian must receive the Trust's instructions at its offices in New York, addressed as Custodian may from time to time request, by no later than noon (New York City time) at least one (1) business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as Custodian may reasonably notify the Trust). Absent Custodian's timely receipt of such instructions, such instructions will expire without liability to Custodian. Custodian shall have no duty to forward to the Trust any annual, quarterly or special reports issued by companies whose securities are held by Custodian hereunder.

         6.       RECEIPT AND DISBURSEMENT OF MONEY.

                  (a) Custodian shall open and maintain a custody account for each Portfolio of the Trust, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement, and, subject to Paragraphs 7, 27, or 28(g) hereof, shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Portfolios. Custodian shall make payments of cash to, or for the account of, each Portfolio from such cash only:
(i) for the purchase of securities for the Portfolios as provided in Paragraph 14 hereof; (ii) upon receipt of an Officer's Certificate for the payment of dividends or other distributions on or with respect to Shares, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which are to be borne by the Portfolios under the terms of this Agreement and, with respect to each Portfolio, and under the terms of any investment advisory agreements, administration agreements or distribution agreements; (iii) upon receipt of Written Instructions for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Portfolios and held by or to be delivered to Custodian;
(iv) to a sub-custodian pursuant to Paragraphs 7, 27, or 28(g) hereof; (v) for the redemption of Shares; or (vi) upon receipt of an Officer's Certificate for other corporate purposes.

                  (b) Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as Custodian for the Portfolios.

         7.       RECEIPT OF SECURITIES.

                  (a) Except as provided by Paragraphs 7(c), 8, 27, or 28(g) hereof, and except as otherwise directed by Oral or Written Instructions described in Paragraph 11 hereof, Custodian shall hold and physically segregate in a separate account with respect to each Portfolio, identifiable from those of any other person, all securities and non-cash property received by it for the Portfolios. All such securities and non-cash property are to be held or disposed of by Custodian for each Portfolio pursuant to the terms of this Agreement. In the absence of Written Instructions accompanied by a certified vote authorizing the specific transaction by the Trust's Board of Trustees, and subject to Paragraph 25 hereof, Custodian shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any Trustee, officer, employee or agent of the Trust withdraw any securities. In connection with its duties under this Paragraph 7(a), Custodian may enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by Custodian for the account of a Portfolio pursuant to this Agreement, provided Custodian obtains the prior written approval of the Trust to any such sub-custody arrangement. Custodian will provide the Trust with a copy of each sub-custodian agreement it executes pursuant to this Paragraph 7(a). Custodian shall be liable for acts or omissions of any such sub-custodian selected by it pursuant to this Paragraph 7(a), under the standards of care provided for herein, except for any such sub-custodian engaged at the specific direction of the Portfolios. Notwithstanding anything herein to the contrary, this Paragraph 7(a) shall not apply to Custodian's engagement of foreign sub-custodians, which shall instead be governed by Paragraph 27 hereof.

                  (b) Promptly after the close of business on each day, Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Portfolio during said day. Where securities are transferred to the account of any Portfolio established at a Securities Depository or the Book Entry System pursuant to Paragraph 8 herein, Custodian shall also, by book-entry or otherwise, identify as belonging to such Portfolio the quantity of securities in a fungible bulk of securities registered in the name of Custodian (or its nominee) or shown in Custodian's account on the books of a Securities Depository or the Book-Entry System. At least monthly and from time to time, Custodian shall furnish the Trust with a detailed statement of the Property held for each Portfolio under this Agreement.

                  (c) Notwithstanding any provision elsewhere contained herein, Custodian shall not be required to obtain possession of any instrument or certificate representing any futures contract, any option, or any futures contract option until after it shall have determined, or shall have received an Officer's Certificate from the Trust stating that any such instruments or certificates are available. The Trust shall deliver to Custodian such an Officer's Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, Custodian shall comply with the 1940 Act in connection with the purchase, sale, settlement, closing out or writing of futures contracts, options, or futures contract options by making payments or deliveries specified in such Officer's Certificates or Written Instructions received by Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such futures contracts, options, or futures contract options, as the case may be, confirming that the same is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of Custodian (or any nominee of Custodian) as Custodian for the Portfolio, provided, however, that notwithstanding the foregoing, and subject to Paragraph 13(b) hereof, payments to or deliveries from any margin account, and payments with respect to future contracts, options, or future contract options to which a margin account relates, shall be made in accordance with the terms and conditions of the Trust's relevant margin account agreement. Whenever any such instruments or certificates are available, Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any futures contract, option, or futures contract option for which such instruments or such certificates are available against the delivery to Custodian of such instrument or such certificate, and deliver any futures contract, option or futures contract option for which such instruments or such certificates are available only against receipt by Custodian of payment therefor. Any such instrument or certificate delivered to Custodian shall be held by Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

         8. USE OF SECURITIES DEPOSITORY OR THE BOOK-ENTRY SYSTEM. The Trust shall deliver to Custodian a certified vote of the Board of Trustees of the Trust approving, authorizing and instructing Custodian on a continuous and ongoing basis until instructed to the contrary by Written Instructions: (i) to deposit in a Securities Depository or the Book-Entry System all securities of the Portfolios held hereunder eligible for deposit therein, and (ii) to utilize a Securities Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation, settlements of purchases and sales of securities by the Portfolios, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. Without limiting the generality of such use, the following provisions shall apply thereto:

                  (a) Securities and any cash of the Portfolios deposited by Custodian in a Securities Depository or the Book-Entry System will at all times be segregated from any assets and cash controlled by Custodian in other than a fiduciary or custodian capacity. Subject to Paragraph 28(m) hereof, Custodian and its sub-custodians, if any, will pay out money only upon receipt of securities and will deliver securities only upon receipt of money, absent Written Instructions to the contrary.

                  (b) All books and records maintained by Custodian that relate to the Portfolios' participation in a Securities Depository or the Book-Entry System will at all times during Custodian's regular business hours be open to inspection by the Trust's duly authorized employees or agents and the Trust's independent auditors in accordance with applicable regulations, it being understood, however, that such records may be kept in an off-site Custodian storage location and the Trust will be furnished with all information in respect of the services rendered to it as it may require.

                  (c) Custodian will provide the Trust with copies of any report obtained by Custodian on the system of internal accounting control of the Securities Depository or Book-Entry System promptly after receipt of such a report by Custodian. Custodian will also provide the Trust with such reports on its own system of internal control as the Trust may reasonably request from time to time.

         9. INSTRUCTIONS CONSISTENT WITH THE CHARTER, ETC. Unless otherwise provided in this Agreement, Custodian shall act only upon Officer's Certificates, Oral Instructions and/or Written Instructions. Custodian may assume that any Officer's Certificate, Oral Instructions or Written Instructions received hereunder are not in any way inconsistent with any provision of the Declaration of Trust or any vote of the Trust's Board of Trustees, or any committee thereof. Custodian shall be entitled to rely upon any

Oral Instructions or Written Instructions actually received by Custodian pursuant to this Agreement, and upon any certificate, oral instructions, or written instructions reasonably believed by Custodian to be an Officer's Certificate, Oral Instructions or Written Instructions. The Trust agrees to forward to Custodian, Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Custodian at the close of business of the same day that such Oral Instructions are given to Custodian. The Trust agrees that the fact that such confirming Written Instructions are not received by Custodian shall in no way affect the validity of any of the transactions authorized by the Trust by giving Oral Instructions, and that Custodian's records with respect to the content of Oral Instructions shall be controlling.

         10. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. Custodian is authorized to take the following action without Oral Instructions, Written Instructions, or an Officer's Certificate:

                  (a) Collection of Income and Other Payments. Custodian shall subject to Paragraph 28(f) hereof:

                           (i)      Collect and receive for the account of any
Portfolio, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of any Portfolio, and promptly advise the Trust of such receipt and shall credit such income, as collected, to such Portfolio of the Trust. From time to time, Custodian may elect, but shall not be so obligated, to credit the account with interest, dividends or principal payments on the payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, Securities Depository, broker or other agent employed by the Trust or Custodian. Any such crediting and posting shall be at the Trust's sole risk, and Custodian shall be authorized to reverse (A) any such advance posting in the event it does not receive good funds from any such payor, central depository, Securities Depository, broker or agent, and (B) any other payment or crediting, including, without limitation, payments made by check or draft, in the event it does not receive good funds or final payment;

                           (ii)     With respect to securities of foreign issue,
and subject to Paragraph 27 hereof, effect collection of dividends, interest and other income, and to promptly transmit to the Trust all reports, written information or notices actually received by Custodian as Custodian, including notices of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to Custodian's own negligence. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion are for the account of the Portfolios and Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversions;

                           (iii)    Endorse and deposit for collection in the
name of the Trust and each of its Portfolios, checks, drafts, or other orders for the payment of money on the same day as received;

                           (iv)     Receive and hold for the account of each of
the Portfolio's securities received by the Portfolios as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities of the Portfolios held by Custodian hereunder;

                           (v)      Present for payment and collect the amount
payable upon all securities which may mature or be called, redeemed or retired, or otherwise become payable on the date such securities become payable, but, with respect to calls, early redemptions, or early retirements, only if Custodian either: (i) receives a written notice of the same, or (ii) notice of the same appears in one or more of the publications then listed in Appendix A hereto, which Appendix may be amended to add other publications at any time by Custodian without prior notice to or consent from the Trust and which may be amended to delete a publication with the prior notice and consent from the Trust;

                           (vi)     Subject to Paragraphs 28(e) and (f) hereof,
take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instructions; and

                           (vii)    With respect to domestic securities, to
exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised by the Trust or the investment adviser to the Trust of an earlier call for redemption, against payment therefor in accordance with accepted industry practice. When fractional shares of stock of a declaring corporation are received as a stock distribution, Custodian is authorized to sell the fraction received and credit the Trust's account. Unless specifically instructed to the contrary in writing, Custodian is authorized to exchange securities in bearer form for securities in registered form. If any Property registered in the name of a nominee of Custodian is called for partial redemption by the issuer of such Property, Custodian is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by Custodian in its reasonable discretion.

                  (b) Miscellaneous Transactions. Custodian is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                           (i)      for examination by a broker selling for the
account of the Trust in accordance with street delivery custom;

                           (ii)     for the exchange for interim receipts or
temporary securities for definitive securities;

                           (iii)    for transfer of securities into the name of
the Portfolios or Custodian or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Custodian.

         11. TRANSACTIONS REQUIRING INSTRUCTIONS. Upon receipt of Oral or Written Instructions, and not otherwise, Custodian, directly or through the use of a Securities Depository or the Book-Entry System, shall:

                  (a) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Portfolios as owners of any securities may be exercised;

                  (b) deliver any securities held for any Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  (c) deliver any securities held for any Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of such certificates or deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  (d) make such transfers or exchanges of the assets of any Portfolio and take such other steps as shall be stated in said instructions to be for the purposes of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Portfolios;

                  (e) subject to Paragraph 25(b) hereof, release securities belonging to any Portfolio to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by such Portfolio; provided, however, that securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                  (f) deliver any securities held for any Portfolio upon the exercise of a covered call option written by such Portfolio on such securities;

                  (g) release and deliver securities owned by a Portfolio in connection with any repurchase agreement entered into on behalf of such Portfolio, but subject to Paragraph 28(m) hereof, only on receipt of payment therefor; and pay out monies of such Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;

                  (h) otherwise transfer, exchange or deliver securities in accordance with Oral or Written Instructions specifying the purpose of such transfer, including without limitation, loans of securities, short sales, or reverse repurchase agreements, and subject to Paragraph 7(a) hereof.

         12. SEGREGATED ACCOUNTS. Custodian shall upon receipt of Written or Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of any Portfolio, into which account or accounts shall be credited, but only pursuant to an Officer's Certificate or Written Instructions specifying the particular securities and/or amount of cash, cash and/or securities, including securities in the Book-Entry System: (i) for the purposes of compliance by the Portfolios and the Trust with the procedures required by a securities or option exchange, (ii) for the purpose of compliance by the Portfolios and the Trust with the 1940 Act and Release No. 10666 or any subsequent release, releases or any other guidance of the SEC relating to the maintenance of segregated accounts by registered investment companies, and (iii) for other proper corporate purposes.

         13.      DIVIDENDS AND DISTRIBUTIONS.

                  (a) The Trust shall furnish Custodian with appropriate evidence of action by the Trust's Board of Trustees declaring and authorizing the payment of any dividends and distributions. Upon receipt by Custodian of an Officer's Certificate with respect to dividends and distributions declared by the Trust's Board of Trustees and payable to interestholders of any Portfolio who are entitled to receive cash for fractional shares and those who have elected in the proper manner to receive their distributions on dividends in cash, and in conformance with procedures mutually agreed upon by Custodian and the Trust, and the Trust's administrator or transfer agent, Custodian shall pay to the Portfolio's transfer agent, as agent for the interestholders, an amount equal to the amount indicated in said Officer's Certificate as payable by the Portfolio to such interestholders for distribution in cash by the transfer agent to such interestholders.

                  (b) Custodian may enter into separate custodial agreements with various futures commission merchants ("FCMs") that the Trust uses (each a "FCM Agreement"), pursuant to which the Portfolios' margin deposits in any transactions involving futures contracts and options on futures contracts will be held by Custodian in accounts (each a "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between the FCM and the Trust ("FCM Contract"), SEC rules governing such segregated accounts, Commodity Futures Trading Commission ("CFTC") rules and the rules of the applicable commodities exchange. Such FCM Agreements shall only be entered into by Custodian upon receipt by Custodian of Written Instructions from the Trust which state that: (i) an FCM Contract has been entered into; (ii) the Trust is in compliance with all the rules and regulations of the CFTC; and (iii) the FCM Agreement is acceptable to the Trust. Transfers of initial margin shall be made into a FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to Oral Instructions. Transfers of funds from a FCM Account to the FCM for which Custodian holds such an account may only occur in accordance with the terms of the FCM Agreement.

         14. PURCHASE OF SECURITIES. Promptly after each purchase of securities by the Trust on behalf of any Portfolio, the Trust shall deliver to Custodian Oral or Written Instructions specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities; (b) the number of shares of the principal amount purchased and accrued interest, if any;
(c) the dates of purchase and settlement; (d) the purchase price per unit; (e) the total amount payable upon such purchase; (f) the name of the person from whom or the broker through whom the purchase was made; and (g) the Portfolio for which the purchase was made. Custodian shall upon receipt of securities purchased by or for the Trust pay out of the monies held for the account of the Trust the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral or Written Instructions.

         15. SALES OF SECURITIES. Promptly after each sale of securities by the Portfolios, the Trust shall deliver to Custodian Oral or Written Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security; (b) the number of shares or principal amount sold, and accrued interest, if any; (c) the dates of sale; (d) the sale price per unit; (e) the total amount payable to the Trust upon such sale; (f) the name of the broker through whom or the person to whom the sale was made; and
(g) the Portfolio for which the sale was made. Custodian shall, subject to Paragraph 28(m) hereof, deliver the securities against payment of the total amount payable to the Trust upon such sale, provided that the same conforms to the total amount payable as set forth in such Oral and Written Instructions.

         16. RECORDS. The books and records pertaining to the Portfolios and the Trust which are in the possession of Custodian shall be the property of the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The SEC, the Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Custodian's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by Custodian to the Trust or the Trust's authorized representative, and the Trust shall reimburse Custodian reasonable expenses for providing such copies. Upon reasonable request of the Trust, Custodian shall provide in hard copy, tape or on micro-film, or such other medium as agreed to among the Trust and Custodian, and any books and records maintained by Custodian.

         17.      REPORTS.

                  (a) Custodian shall furnish the Trust the following reports:

                           (i)      such periodic and special reports as the
Trust may reasonably request from time to time;

                           (ii)     a monthly statement summarizing all
transactions and entries for the account of each Portfolio;

                           (iii)    a monthly report of portfolio securities
belonging to each Portfolio showing the adjusted average cost of each issue and market value at the end of such month;

                           (iv)     a monthly report of the cash account of each
Portfolio showing disbursements;

                           (v)      the reports to be furnished to the Trust
pursuant to Rule 17f-4 under the 1940 Act; and

                           (vi)     such other information as may be agreed upon
from time to time between the Trust and Custodian.

                  (b) Subject to Paragraphs 5 and 27(g) hereof, Custodian shall transmit promptly to the Trust any proxy statement, proxy materials, notice of a call or conversion or similar communications actually received by Custodian as custodian of the Property.

                  (c) Custodian shall report as the market value at the end of each month the last closing bid, offer or sale price to the extent, and as the same, is furnished to Custodian by a pricing or similar service utilized or subscribed to by Custodian. Custodian shall not be responsible for, have any liability with respect to, or be under any duty to inquire into, nor deemed to make any assurances with respect to, the accuracy or completeness of such information, even if The Bank of New York in performing services for others, including services similar to those performed hereunder, receives different valuations of the same or different securities of the same issuer.

         18. COOPERATION WITH ACCOUNTANTS. Custodian shall cooperate with the Trust's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement, to assure that the necessary information is made available to such accountants.

         19. CONFIDENTIALITY. Custodian agrees on behalf of itself and its employees to treat all record and other information relative to the Trust, its prior, present or potential interestholders, its service providers and its prior, present or potential customers, as confidential information, and to protect and safeguard the same to the extent required by applicable law, provided, however, that Custodian may make such disclosure as required by applicable law, regulation, court order, decrees or legal process and upon receipt of any of the foregoing requiring such disclosure, Custodian's only obligation shall be to notify the Trust thereof. Custodian further agrees not to otherwise use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust.

         20. EQUIPMENT FAILURES. In the event of equipment failures beyond Custodian's control, Custodian shall take reasonable steps to minimize service interruptions but shall not have any further liability with respect thereto. Notwithstanding the foregoing, Custodian shall maintain sufficient back up electronic data processing equipment to enable Custodian to fulfill its obligations under this Agreement consistent with standard industry practices.

         21.      RIGHT TO RECEIVE ADVICE.

                  (a) Advice of Fund. If Custodian shall be in doubt as to any action to be taken or omitted by Custodian, it may request, and shall receive, from the Trust clarification or advice, including Oral or Written Instructions.

                  (b) Advice of Counsel. If Custodian shall be in doubt as to any question of law involved in any action to be taken or omitted by Custodian, it may request at its option advice from its own counsel, at its own expense, or advice from the Trust's counsel.

                  (c) Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by Custodian pursuant to subparagraph (a) of this paragraph and advice received by Custodian pursuant to subparagraph (b) of this paragraph, Custodian shall be entitled to rely on and follow the advice received pursuant to subparagraph (b) alone.

                  (d) Protection of Custodian. Custodian shall be protected in any action or inaction which it takes or omits to take in reliance on any directions, advice or Oral or Written Instructions received pursuant to subparagraphs (a) or (b) of this section which it, after receipt of any such directions, advice or Oral or

Written Instructions, in good faith reasonably believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. Nothing in this Paragraph 21 shall be construed as imposing upon Custodian any obligation: (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms or another provision of this Agreement, the same is a condition to Custodian's properly taking or omitting to take such action. Nothing in this Paragraph 21(d) shall excuse Custodian when an action or omission on the part of Custodian constitutes willful misfeasance or bad faith, or negligence or reckless disregard by Custodian of its duties under this Agreement.

         22. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS. Custodian undertakes to comply with the laws, rules and regulations of governmental authorities having jurisdiction over Custodian and its express duties hereunder.

         23. COMPENSATION. As compensation for the services rendered by Custodian during the term of this Agreement, the Trust shall pay to Custodian, in addition to reimbursement of its out-of-pocket expenses, such compensation as may be agreed upon from time to time in writing by the Trust and Custodian as set forth in Schedule III.

         24. INDEMNIFICATION. The Trust agrees to indemnify Custodian against, and hold harmless from all taxes, charges, expenses (including reasonable fees and expenses of counsel), assessments, claims, losses, demands and liabilities whatsoever (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act and the 1940 Act, and any state and foreign securities laws, all as currently in effect or as may be amended from time to time) and expenses, including without limitation, reasonable attorney's fees and disbursements, howsoever arising or incurred because of or in connection with this Agreement, except for such liability, claim, loss, demand, charge, expense, tax or assessment arising out of Custodian's, or such nominees', willful misconduct or negligence or reckless disregard of its duties under this Agreement. For the purposes of this Agreement, including, without limitation, for purposes of Paragraphs 24 and 28, neither Custodian's acceptance of Instructions in accordance with Paragraph 26A nor Custodian's use of Foreign Sub-Custodians pursuant to agreements that do not permit actual examination by independent public accountants, nor the denial of examination by any Foreign Sub-Custodian, as defined in Paragraph 27, shall, in and of itself, constitute, or be deemed to constitute, a breach by Custodian of this Agreement or negligence, willful misconduct, or reckless disregard of its duties by Custodian, provided the relevant agreement between Custodian and a Foreign Sub-Custodian satisfies the requirements of Rule 17f-5.

         25.      OVERDRAFTS OR INDEBTEDNESS.

                  (a) Custodian shall advance funds under this Agreement with respect to any Portfolio which results in an overdraft because the moneys held by Custodian in the separate account for such Portfolio shall be insufficient to pay the total amount payable upon a purchase of securities by such Portfolio, as set forth in an Officer's Certificate or Oral or Written Instructions, or which results in an overdraft in the separate account of such Portfolio for some other reason, or if the Trust is for any other reason indebted to Custodian, including any indebtedness to The Bank of New York under the Trust's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using securities as collateral pursuant to a separate agreement and subject to the provisions of Paragraph 25(b) hereof), such overdraft or indebtedness shall be deemed to be a loan made by Custodian to the Trust for such Portfolio payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the overdraft rate specified in Schedule III to this Agreement. In addition, the Trust hereby agrees that to the extent of such overdraft or indebtedness, Custodian shall have a continuing lien, security entitlement and security interest in and to any property at any time held by it for the benefit of such Portfolio or in which the Portfolio may have an interest which is then in Custodian's possession or control or in possession or control of any third party acting on Custodian's behalf. The Trust authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Portfolio's credit on Custodian's books. In addition, the Trust hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Trust had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 1:00 p.m., New York City time, advise Custodian, in writing, of each such borrowing, shall specify the Portfolio to which the same relates, and shall not incur any indebtedness not so specified other than from Custodian.

                  (b) The Trust will cause to be delivered to Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, Custodian) from which it borrows money for investment or for temporary or emergency purposes using securities held by Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to Custodian Written Instructions specifying with respect to each such borrowing: (a) the Portfolio to which such borrowing relates; (b) the name of the bank; (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Portfolio, or other loan agreement; (d) the time and date, if known, on which the loan is to be entered into; (e) the date on which the loan becomes due and payable; (f) the total amount payable to the Portfolio on the borrowing date;
(g) the market value of securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular securities and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the Portfolio's prospectus. Custodian shall deliver on the borrowing date specified in Written Instructions the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in such Written Instructions. Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. Custodian shall deliver such securities as additional collateral as may be specified in Written Instructions to collateralize further any transaction described in this Paragraph 25(b). The Trust shall cause all securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written Instructions the Portfolio, the name of the issuer, the title and number of shares or the principal amount of any particular securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any securities.

         26A.     INSTRUCTIONS.

                  (a) It is understood and agreed that Custodian may, from time to time, provide software to the Trust for purposes of enabling a Portfolio to transmit Instructions to Custodian (the "Software"). Such Software has been designed to include password protection or other features to restrict the use of the Software to Authorized Persons; provided, however, that the Custodian makes no warranty or representations of any kind with respect to such protections or features, express or implied, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose. The Trust and the Custodian shall use commercially reasonable efforts to develop other mechanisms (i) to enable the Trust to restrict the use of the Software to Authorized Persons, (ii) to identify transmissions from a terminal other than an authorized terminal, and (iii) for the prompt and accurate transmission of Instructions by Authorized Persons to Custodian. It is further understood and agreed that Custodian may provide specialized hardware or other equipment to enable the Trust and the Portfolios to utilize the Software. With respect to any such Software, Custodian grants to the Trust and its service providers a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, Custodian in connection with its account(s). The Trust and its service providers agree not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of Custodian. At no time shall the Trust be obligated to use the Software to transmit Instructions to Custodian.

                  (b) The Trust shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to Custodian; provided, however, that the parties acknowledge and agree that if any specialized equipment is necessary to enable the Trust to utilize the Software, Custodian shall, at its own expense, provide and maintain such equipment.

                  (c) The Trust acknowledges that the Software, all databases made available to the Trust by utilizing the Software (other than databases relating solely to the assets of the Portfolios and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than those which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian. The Trust shall keep the Information confidential by using the same care and discretion that the Trust uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Trust shall return to Custodian all copies of the Information which are in its possession or under its control or which the Trust distributed to third parties.

                  (d) Custodian reserves the right to modify the Software from time to time upon reasonable prior notice and the Trust shall, if it desires in its sole discretion to continue to use the Software, install new releases of the Software as Custodian may direct. The Trust agrees not to modify or attempt to modify the Software without Custodian's prior written consent. The Trust acknowledges that any modifications to the Software, whether by the Trust or Custodian and whether with or without Custodian's consent, shall become the property of Custodian.

                  (e) Where the method for transmitting Instructions by the Trust involves an automatic systems acknowledgment to the Trust by Custodian of its receipt of such Instructions, including any transmission of Instructions using the Software, then (i) if an acknowledgment is not actually received by the Trust, Custodian shall not be deemed to have received any such Instructions, and (ii) if an acknowledgment is actually received by the Trust, the Custodian shall be deemed to have received such Instructions and shall be responsible for any error, omission, interruption or delay in connection with the transmission of such Instructions; provided, however, that the Trust shall promptly review all acknowledgments actually received and notify the Custodian in the event of any apparent discrepancy.

                  (f) (i) The Trust agrees that where it delivers to Custodian Instructions hereunder using the Software, it shall be the Trust's sole responsibility to ensure that only persons duly authorized by the Trust and the correct number of such persons transmit such Instructions to Custodian and the Trust will cause all such persons to treat applicable use and authorization codes, passwords and authentication keys with extreme care, and authorizes Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto using the Software. (ii) The Trust hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to Custodian and that there may be more secure methods of transmitting Instructions to Custodian than the method(s) selected by the Trust. (iii) With respect to all Oral Instructions and all Written Instructions other than Instructions delivered to Custodian using the Software provided by Custodian, Custodian shall exercise all commercially reasonable efforts to form a reasonable belief that each such instruction has been given by an Authorized Person and, where required, signed by an appropriate number of Authorized Person(s).

                  (g) The Trust shall notify Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions using the Software provided by Custodian as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. Custodian shall, as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the business day on which discovery should have occurred through the exercise of reasonable care and
(iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day, advise the Trust whenever Custodian learns or reasonably should have learned, of any errors, omissions or interruption in, or delay or unavailability of, the Trust's ability to send Instructions using the Software provided by Custodian.

         26B.     FX TRANSACTIONS.

                  (a) Whenever a Portfolio shall enter into a FX Transaction, the Portfolio shall promptly deliver to Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction: (i) the Series to which such FX Transaction is specifically allocated; (ii) the type and amount of Currency to be purchased by the Portfolio; (iii) the type and amount of Currency to be sold by the Portfolio; (iv) the date on which the Currency to be purchased is to be delivered; (v) the date on which the Currency to be sold is to be delivered; and (vi) the name of the person from whom or through whom such Currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

                  (b) Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Portfolio assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Portfolio has been received in full.

                  (c) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian, any office, branch or subsidiary of The Bank of New York, or any Foreign Sub-Custodian (as defined below) acting as principal or otherwise through customary banking channels. The Portfolio may issue a standing Certificate with respect to foreign exchange transactions but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Portfolio. The Portfolio shall bear all risks of investing in securities or holding Currency. Without limiting the foregoing, the Portfolio shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Portfolio of securities or any cash held outside the Portfolio's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another Currency. Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither Custodian nor any Foreign Sub-Custodian shall be liable to the Portfolio for any loss resulting from any of the foregoing events.

         27A. DUTIES OF CUSTODIAN WITH RESPECT TO PROPERTY OF ANY PORTFOLIO HELD OUTSIDE OF THE UNITED STATES BY A FOREIGN SUB-CUSTODIAN.

                  (a) Custodian is authorized and instructed to employ, as sub-custodian for each Portfolio's Foreign Assets, as defined in Rule 17f-5 under the 1940 Act, Eligible Foreign Custodians as defined in said Rule 17f-5 selected from time to time by Custodian as the Foreign Custody Manager appointed by the Trust's Board of Trustees ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and Custodian (each such agreement, a "Foreign Sub-Custodian Agreement"). Upon receipt of an Officer's Certificate, the Trust may designate any additional foreign sub-custodian with which Custodian has an agreement for such entity to act as Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed a Foreign Sub-Custodian hereunder. Upon receipt of an Officer's Certificate, Custodian shall cease using any one or more Foreign Sub-Custodians for the Portfolio's assets.

                  (b) Each Foreign Sub-Custodian Agreement shall be substantially in the form delivered to the Trust herewith and will not be amended in a way that materially or adversely affects the Trust without the Trust's prior written consent.

                  (c) Custodian shall identify on its books as belonging to each Portfolio the Foreign Assets of such Portfolio held by each Foreign Sub-Custodian. At the election of the Trust, it shall be entitled to be subrogated to any claims by the Trust or any

Portfolio against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Trust or any Portfolio if and to the extent that the Trust or such Portfolio has been made whole by Custodian for any such loss, damage, cost, expense, liability or claim.

                  (d) Upon request of the Trust, Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with Custodian on behalf of the Trust.

                  (e) Custodian will supply to the Trust from time to time, as mutually agreed upon, statements in respect of the Foreign Assets of each Portfolio held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Portfolio's Foreign Assets, and advises or notifications of any transfers of Foreign Assets to or from each custodial account maintained by a Foreign Sub-Custodian for Custodian on behalf of the Portfolio.

                  (f) Custodian shall transmit promptly to the Trust all notices, reports or other written information received pertaining to the Portfolios' Foreign Assets, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

                  (g) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of the Trust or any Portfolio and delivery of securities maintained for the account of the Trust or any Portfolio may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                  (h) With respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian, the sole responsibility and liability of Custodian shall be to take all appropriate and reasonable action at the Trust's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that, unless Custodian has breached its standard of care set forth in Paragraph 28 hereof, Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.

         27B. PROPERTY OF ANY PORTFOLIO HELD OUTSIDE OF THE UNITED STATES BY A FOREIGN DEPOSITORY.

                  (a) Custodian is authorized and instructed to employ, and to authorize any Foreign Sub-Custodian to employ, an Eligible Securities Depository as defined in Rule 17f-7 under the 1940 Act (the "Rule") to hold foreign securities and other assets of each Portfolio. The use of any particular Eligible Securities Depository as defined in the Rule shall be authorized by an Officer's Certificate provided to Custodian specifying, or by delivery of Oral or Written Instructions contemplating or requiring the use of, such Eligible Securities Depository. Use of any such Eligible Securities Depository shall be subject to the rules and procedures of any such Eligible Securities Depository.

                  (b) The Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of an Officer's Certificate specifying such an Eligible Securities Depository, or any giving of Oral or Written Instructions contemplating or requiring the use of a Foreign Depository, as the case may be, that the Trust or its investment advisor has determined that the custody arrangements of such Eligible Securities Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Eligible Securities Depository within the meaning of the Rule.

                  (c) With respect to each Eligible Securities Depository as defined in the Rule, Custodian shall exercise reasonable care, prudence, and diligence such as a person having responsibilities for the safekeeping of the Portfolio's Foreign Assets would exercise in (i) providing the Portfolio and its investment adviser with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) monitoring such custody risks on a continuing basis and promptly notifying the Portfolio and its investment adviser of any material change in such risks. Custodian shall also provide to a Portfolio with respect to the status of an institution as an Eligible Securities Depository information gathered from Foreign Sub-Custodians or trade associations of which Custodian is a member and other publicly available information obtained by Custodian. The Portfolio acknowledges and agrees that such analysis and monitoring shall not include any evaluation of Country Risks. Custodian will endeavor to include in its analysis and monitoring, where appropriate among other things, a Foreign Depository's expertise and market reputation, the quality of its services, its financial strength, any insurance or indemnification arrangements, the extent and quality of regulation and independent examination of the depository, its standing in published ratings, its internal controls and other procedures for safeguarding investments, and any related legal protections. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, but not of any Foreign Depository to the extent covered by an analysis described in clause (i) of this Section, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

                  (d) With respect to any losses or damages arising out of or relating to any actions or omissions of any Eligible Securities Depository as defined in the Rule, the sole responsibility and liability of Custodian shall be to take all appropriate and reasonable action at the Trust's expense to recover such loss or damage from the Eligible Securities Depository. It is expressly understood and agreed that, unless Custodian has breached its standard of care set forth in Paragraph 28 hereof, Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Eligible Securities Depository.

         28.      CONCERNING CUSTODIAN.

                  (a) (i) Custodian shall exercise reasonable care, prudence, and diligence and act in good faith and use all commercially reasonable efforts in the performance of its duties hereunder. Custodian shall be responsible to the Trust for its own failure or the failure of any sub-custodian that it shall appoint (other than a Foreign Sub-Custodian referred to in Paragraph 27 or a sub-custodian appointed by Custodian at the specific direction of the Trust) or that of its employees or agents, to perform its duties, obligations or responsibilities in accordance with this Agreement, but only to the extent that such failure results from acts or omissions that constitute willful misfeasance, bad faith or negligence on the part of Custodian, or on the part of its employees or agents, or reckless disregard of such duties, obligations and responsibilities.

                           (ii)     Without limiting the generality of the
foregoing or any other provision of this Agreement, in no event shall Custodian be liable to the Portfolio or any third party nor, except as otherwise provided in this subparagraph for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. Custodian may, with respect to questions of law arising under any FCM Agreement, apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Trust, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or any Securities Depository arising by reason of any negligence or willful misconduct on the part of Custodian or any of its employees or agents.

                           (iii)    Custodian's liability pursuant to the last
sentence of subparagraph (a)(i) shall include, but not be limited to, reimbursing the Trust for court-ordered damage awards, fines, penalties, and judicially-approved settlements (and attorney's fees and disbursements relating thereto) arising out of or in connection with the conduct giving rise to such liability.

                           (iv)     If the Trust receives notice of the
commencement of any action, suit, or proceeding (an "Action"), or notice that any Action may be commenced, for which Custodian may be liable to the Trust pursuant to this Paragraph 28, the Trust shall give notice to Custodian of the commencement of the Action or of the possibility that an Action will be commenced. Any omission to notify Custodian will not relieve Custodian from any liability which it may have under this Paragraph, except to the extent the failure to notify Custodian prejudices the rights of Custodian. Custodian will be entitled at its sole expense and liability, to exercise full control of the defense, compromise or settlement of any such Action, provided that Custodian: (1) notifies the Trust in writing of Custodian's intention to assume such defense; and (2) retains legal counsel reasonably satisfactory to the Trust to conduct the defense of such Action. If Custodian advises the Trust that it does not wish to exercise full control of any defense, compromise or settlement of any Action, Custodian shall be responsible for the fees and expenses of counsel selected by the Trust, in addition to any other amounts for which Custodian may be liable pursuant to this Paragraph 28. The other person will cooperate with the person assuming the defense, compromise or settlement of any Action in accordance with this Paragraph in any manner that such person reasonably may request. If Custodian so assumes the defense of any such Action, the Trust will have the right to employ a separate counsel and to participate in (but not control) the defense, compromise or settlement of the Action, but the fees and expenses of such counsel will be at the expense of the Trust unless: (a) Custodian has agreed to pay such fees and expenses, (b) any relief other than the payment of money damages is sought against the Trust, or (c) the Trust has been advised by its counsel that there may be one or more defenses available to it which are different from or additional to those available to Custodian and that a conflict of interest therefore exists, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters for which Custodian is liable pursuant to this Paragraph will be paid by Custodian. The Trust will not settle or compromise any such Action for which Custodian is liable pursuant to this Paragraph without the prior written consent of Custodian, unless Custodian has failed, after reasonable notice, to undertake control of such Action in the manner provided in this Paragraph. Custodian will not settle or compromise any such Action in which any relief other than the payment of money damages is sought against the Trust without the consent of the Trust, such consent not to be unreasonably withheld. In the event that Custodian intends to settle or compromise any Action in which solely money damages are sought, Custodian shall give the Trust fifteen (15) business days prior written notice.

                  (b) Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

                           (i)      the validity of the issue of any securities
purchased, sold, or written by or for the Trust or any Portfolio, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

                           (ii)     the legality of the sale or redemption of
any Shares, or the propriety of the amount to be received or paid therefor;

                           (iii)    the legality of the declaration or payment
of any dividend by the Trust;

                           (iv)     the legality of any borrowing by the Trust
using securities as collateral;

                           (v)      the legality of any loan of portfolio
securities, or under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio securities is adequate collateral for or against any loss Custodian, the Trust or any Portfolio might sustain as a result of such loan. Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Trust or any Portfolio that the amount of such cash collateral held by Custodian for the Trust is sufficient collateral for the Trust, but such duty or obligation shall be the sole responsibility of the Trust. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio securities are lent makes payment to it of any dividends or interest which are payable to or for the account of the Trust during the period of such loan or at the termination of such loan, provided, however, that Custodian shall promptly notify the Trust in the event that such dividends or interest are not paid and received when due; or

                           (vi)     the sufficiency or value of any amounts of
money and/or securities held in any segregated account described in Paragraph 12(a) hereof in connection with transactions by the Portfolios, or whether such segregated account provides the compliance intended to be achieved. In addition, Custodian shall not be under any duty or obligation to see that any broker, dealer, FCM or Clearing Member makes payment to the Portfolio of any variation margin payment or similar payment which the Portfolio may be entitled to receive from such broker, dealer, FCM or Clearing Member, to see that any payment received by Custodian from any broker, dealer, FCM or Clearing Member is the amount the Trust is entitled to receive, or to notify the Trust or a Portfolio of Custodian's receipt or non-receipt of any such payment.

                  (c) Custodian shall not be liable for, or considered to be sub-custodian or custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by Custodian on behalf of the Trust until Custodian actually receives and collects such money directly or by the final crediting of the account representing the Portfolio's interest at the Book-Entry System or a Securities Depository.

                  (d) Custodian shall not have any responsibility or be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to securities held in a Securities Depository, unless Custodian shall have actually received timely notice from such Securities Depository. In no event shall Custodian have any responsibility or liability for the failure of any Securities Depository to collect, or for the late collection or late crediting by a Securities

Depository of any amount payable upon securities deposited in a Securities Depository which may mature or be redeemed, retired, called or otherwise become payable. Upon receipt of Written Instructions from the Trust of an overdue amount on securities held in a Securities Depository, Custodian shall make a claim against a Securities Depository on behalf of the Trust, except that Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any securities held by a Securities Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

                  (e) Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from a transfer agent of the Trust nor to take any action to effect payment or distribution by the transfer agent of the Trust of any amount paid by Custodian to the transfer agent of the Trust in accordance with this Agreement.

                  (f) Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until: (i) it shall be directed to take such action by Written Instructions, and (ii) it shall be assured to its reasonable satisfaction of reimbursement of its costs and expenses in connection with any such action.

                  (g) Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Paragraphs 7 and 27, hereof appoint one or more banking institutions as Depository or Depositories, as a sub-custodian or as sub-custodians, or as a co-custodian or as co-custodians, including, but not limited to, banking institutions located in foreign countries, of securities and moneys at any time owned by the Portfolios, upon such terms and conditions as may be approved in an Officer's Certificate or contained in an agreement executed by Custodian and the Trust and the appointed institution.

                  (h)      Custodian shall not be under any duty or obligation:
(i) to ascertain whether any securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Trust and specifically allocated to a Portfolio are such as properly may be held by the Trust or such Portfolio under the provisions of its Prospectus, or (ii) to ascertain whether any transactions by the Portfolio, whether or not involving Custodian, are such transactions as may properly be engaged in by the Portfolio.

                  (i) Custodian shall charge its compensation and any expenses with respect to the Portfolios of the Trust incurred by Custodian in the performance of its duties under this Agreement only against the money of the Portfolio or Portfolios of the Trust from which such compensation or expenses is actually due and payable, and under no circumstances shall any compensation or expenses due to Custodian be considered to be a joint, or joint and several, obligation of the Portfolios of the Trust. To the extent that Custodian is entitled to recover from the Trust any loss, damage, liability or expense (including counsel fees) under this Agreement, Custodian shall charge the amount due in respect of such loss, damage, liability or expense (including counsel fees) only against the money held by it for the Portfolio or Portfolios of the Trust that is/are identified by the Trust in an Officer's Certificate, unless and until the Trust instructs Custodian by an Officer's Certificate to charge against money held by it for the account of a Portfolio such Portfolio's pro rata share (based on such Portfolio's net asset value at the time of the charge in proportion to the aggregate net asset value of all Portfolios at that time) of the amount of such loss, damage, liability or expense (including counsel fees).

                  (j) Custodian shall be entitled to rely upon any Officer's Certificate, Written Instructions, notice or other instrument in writing received by Custodian and reasonably believed by Custodian, to be an Officer's Certificate or Written Instructions. Custodian shall be entitled to rely upon any Oral Instructions actually received by Custodian. The Trust agrees to forward to Custodian Written Instructions confirming such Oral Instructions in such manner so that such Written Instructions are received by Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are received by Custodian. The Trust agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that Custodian shall not incur any liability to the Trust in acting upon Oral Instructions given to Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

                  (k) Custodian shall be entitled to rely upon any instrument, instruction or notice received by it and reasonably believed by it to be given in accordance with the terms and conditions of any FCM Agreement. Without limiting the generality of the foregoing, Custodian shall not be under any duty to inquire into, and Custodian shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or clearing member.

                  (l) Custodian shall provide the Trust with any report obtained by Custodian on the system of internal accounting control of the Book-Entry System, any Securities Depository utilized hereunder the Depository or the Options Clearing Corporation, and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

                  (m) Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Paragraph 27 hereof, Custodian may deliver and receive securities, and receipts with respect to such securities, and arrange for payments to be made and received by Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such securities. When Custodian is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously. The Portfolio assumes all responsibility and liability for all credit risks involved in connection with Custodian's delivery of securities pursuant to proper instructions of the Portfolio, which responsibility and liability shall continue until final payment in full has been received by Custodian.

                  (n)      Custodian shall not have any duties or
responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against Custodian.

         29. TERMINATION. Any of the parties hereto may terminate this Agreement by giving to the other parties a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall on that date deliver directly to the Trust or a successor custodian designated by the Trust all securities and moneys then owned by the Trust and held by Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled; provided, however, that transaction fees and expenses payable by the Trust in connection with a deconversion to a successor custodian shall be limited to Custodian's actual direct cost.

         30. NOTICES. All notices and other communications (collectively referred to as "Notice" or "Notices" in this paragraph) hereunder shall be in writing or by confirm in telegram, cable, telex, or facsimile sending device. Notices shall be addressed: (a) if to Custodian, at Custodian's address, 90 Washington Street, 22nd Floor, New York, New York 10286, Attention: Frank Ajosa;
(b) if to the Trust, at the address of the Trust's Secretary, 111 Center Street, Little Rock, Arkansas 72201, Attention: Richard H. Blank, Jr., Secretary; or (c) if to none of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notice shall be deemed to have been given when actually received by the other party. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

         31. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as it deems necessary to effectuate the purposes hereof.

         32. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

         33.      MISCELLANEOUS.

                  (a) The Trust agrees that Custodian may be a counterparty in any purchase or sale of foreign currency by or for the Trust on a spot or forward basis, and on any option to buy or sell foreign currency.

                  (b) This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         34. RELEASE. The names "Nations Separate Account Trust" and "Trustees of Nations Separate Account Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust which is hereby referred to and a copy of which is on file at the principal office of the Trust. The obligations of "Nations Separate Account Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Interestholders, or representatives of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of Shares of the Trust Property, and all persons dealing with any class of Shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         35. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                                NATIONS SEPARATE ACCOUNT
                                                TRUST

                                                By: /s/ A. Max Walker
                                                    ----------------------------
                                                    A. Max Walker
                                                    President and Chairman of
                                                    the Board of Trustees

                                                THE BANK OF NEW YORK

                                                By: /s/ Ira Rosner
                                                    ----------------------------
                                                    Ira Rosner
                                                    Vice President

                                   SCHEDULE I

         The Custody Agreement between Nations Separate Account Trust and Sub-Custodian applies to the following Portfolios of the Trust:

                       Nations Asset Allocation Portfolio
                        Nations High Yield Bond Portfolio
                      Nations International Value Portfolio
                   Nations Marsico Focused Equities Portfolio
                        Nations Marsico Growth Portfolio
              Nations Marsico International Opportunities Portfolio
                     Nations Marsico 21st Century Portfolio
                         Nations MidCap Growth Portfolio
                         Nations Small Company Portfolio
                             Nations Value Portfolio

Approved: May 23, 2001
Last Amended: January 23, 2004

         IN WITNESS WHEREOF, the parties hereto have caused this amended
Schedule I to be executed by their duly authorized officers designated below as of the 23rd day of January, 2004.

                                                THE BANK OF NEW YORK

                                                By: /s/ Ira Rosner
                                                    ----------------------------
                                                    Ira Rosner
                                                    Vice President

                                                NATIONS SEPARATE ACCOUNT TRUST
                                                (formerly Nations Annuity Trust)

                                                By: /s/ Robert B. Carroll
                                                    ----------------------------
                                                    Robert B. Carroll
                                                    Secretary

                                   SCHEDULE II

                                  PUBLICATIONS

I, Ira Rosner, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:

                                 The Bond Buyer
                        Depository Trust Company Services
                          Financial Daily Card Service
                        JJ Kenney Municipal Bond Service
                             London Financial Times
                                 New York Times
                      Standard & Poor's Called Bond Record
                               Wall Street Journal

                                  SCHEDULE III
                         DOMESTIC CUSTODIAN FEE SCHEDULE
                                       FOR
                         NATIONS SEPARATE ACCOUNT TRUST

SAFEKEEPING/INCOME               COLLECTION/REPORTING/DTC-ID         AFFIRMATION
ALL SYSTEMS DEVELOPMENT AND USAGE CHARGES

3/4ths of one basis point per annum on the aggregate net assets of all Nations' Non-Money Market Funds up to $10 billion.

-1/2              of a basis point on the excess.

SECURITY TRANSACTION CHARGES/PAYDOWNS

$   5             Paydowns
$   7             DTC/FRB/PTC
$  15             Physicals, options, and futures
$  40             Euro C/D's

OTHER CHARGES

         $        Bank official checks
5
         $        Money transfer in/out of the Fund's custodian account not
2                 related to securities transactions.

EARNINGS CREDITS ON BALANCES/INTEREST ON OVERDRAFTS

Earnings credits are provided to each Fund on 80% of the daily balance in the domestic custodian account computed at the 90-day T-bill rate on the day of the balance. Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 1% above the average Federal Funds rate on the day of the overdraft. Credits and debits will be accumulated daily and offset monthly against the Bank's domestic custodian fees. To the extent a net debit is accumulated, each Fund will be billed for the expense. To the extent a net earnings credit is generated, such excess earnings credit can be carried forward to the next succeeding month. However, no earnings credit will be carried forward after year-end.

                         DOMESTIC CUSTODIAN FEE SCHEDULE
                                       FOR
                         NATIONS SEPARATE ACCOUNT TRUST

OUT-OF-POCKET EXPENSES

None.

BILLING CYCLE

The above fees are billed monthly.

NATIONS SEPARATE ACCOUNT TRUST                       THE BANK OF NEW YORK
Approved by: /s/ A. Max Walker                       Approved by: /s/ Ira Rosner
             -----------------                                    --------------
             A. Max Walker                                        Ira Rosner
             President and Chairman of                            Vice President
             the Board of Trustees

             Date: July 2, 2001                      Date: July 2, 2001

CUSTOMER CONTACT

         Portfolio trades are coordinated by a dedicated administrative group reacting to instructions from your authorized persons.

         The group consists of a senior officer in charge, administrators assigned based on activity and complexity and ample backup on hand to ensure responsiveness to your needs.

SAFEKEEPING OF SECURITIES

         We are a direct member of all major depositor systems, i.e., Depository Trust Company, Federal Reserve Book Entry, Participants Trust Company, etc.

         Agreements are in place with sub-custodians for book-entry municipal bond programs.

         Arrangements have been completed for numerous multi-party repurchase transactions.

         Vault Operations are constantly monitored via closed-circuit security systems.

OPTIONS/FUTURES

         Issue escrow or depository receipts.

         Collect premiums and effect closing purchase transactions for covered call options.

         Issue guarantee letters for put options.

         Agreements are in place with numerous Futures Commission Merchants
         (FCMs), to settle transactions and service maintenance margin requirements.

         Segregated accounts are maintained to comply with collateral agreements with contra-brokers.

INCOME COLLECTION/PAYDOWNS

         Dividends and interest due to the account are pre-posted on the payable date.

         Proceeds from maturing securities are credited on the redemption date.

         Paydowns on GNMA, FNMA, FHLMC, and CMOs are posted on payable date and credited in Federal Funds on the business day after payable date when the factor is available (95% of issues held).

         Securities requiring registration are held in our nominee name to facilitate both sales and income collection.

REPORTS

         The following reports are provided to allow your staff to monitor portfolio cash and security transactions:

         Daily Custodian Account Journal includes portfolio and cash transactions of the previous business day.

         Cash Balance Projection Report includes all trades reported to us that have not settled through the previous business day. Pending dividends, interest, maturities and called bonds are also listed on this report.

         Daily report of affirmed/unaffirmed trades.

         List of Assets reflects securities and cash held in the custodian account available daily, weekly, monthly, etc.

         Monthly Cash Statement - summary of all Daily Custodian Account Journal activity for the previous month.

WORKSTATION

         Our workstation will afford you the ability to review, edit, enter, and transmit all trade settlement instructions to the Bank for processing. Easily accessed via a PC, using a local telephone number, it increases your flexibility to input and retrieve information while significantly reducing your communication costs. The system is accessible 24 hours a day, 7 days a week.

         Our Cash Management Report is another of our on-line systems capabilities providing real-time settlement data regarding the current day's activity in your account. The activity would include pending and settled trades, income, paydowns and maturity payments as well as cash balances. This information puts effective cash management in your hands.

         Another of our dynamic on-line systems is called Q-TRAK. This on-line module of our system can be used to notify the bank of any inquiries regarding securities related problems. You can use Q-TRAK to route your inquiries directly to your Custody Administrative Team. Q-TRAK allows for prioritization of each inquiry and response, and permits you to monitor progress on each item as it is being researched. Many of the Bank's clients have found Q-TRAK to be an excellent tool in achieving timely resolutions to their questions.

GENERAL SERVICING

         Prompt notification of corporate actions.

         Corporate literature directly forwarded upon receipt.

         Proxies for securities held in our nominee are executed and forwarded to the Fund for voting.

         Payment of your authorized corporate expenses.

                                   SCHEDULE IV

                                 OVERDRAFT RATE

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